News Release

Tutor Perini Reports Strong Third Quarter 2025 Results;
Further Raises 2025 Adjusted EPS Guidance

•Revenue of $1.42 billion in Q3 2025, up 31% Y/Y
•Income from construction operations of $40.1 million, up significantly compared to a loss from construction operations of $106.8 million in Q3 2024, reflecting continued strong operating performance and contributions from higher-margin projects
•Diluted earnings per share ("EPS") of $0.07, up substantially compared to diluted loss per share of $1.92 in Q3 2024
•Adjusted EPS of $1.15, up significantly compared to adjusted diluted loss per share of $1.61 in Q3 2024
•Record Q3 2025 operating cash flow of $289.1 million; record operating cash flow of $574.4 million for the first nine months of 2025
•Record backlog of $21.6 billion at the end of Q3 2025, up 54% Y/Y, reflecting $2.0 billion of new awards and contract adjustments during the quarter
•Raising guidance for the third consecutive quarter; now expecting 2025 Adjusted EPS in the range of $4.00 to $4.20 (up from $3.65 to $3.95)
•Tutor Perini remains confident that Adjusted EPS for 2026 and 2027 will be significantly higher than the upper end of the Company's increased 2025 guidance

LOS ANGELES – (BUSINESS WIRE) – November 5, 2025 – Tutor Perini Corporation (the "Company") (NYSE: TPC), a leading civil, building and specialty construction company, today reported strong results for the third quarter of 2025 (see attached tables).

Revenue for the third quarter of 2025 was $1.42 billion, up 31% compared to $1.08 billion for the same period in 2024. The Company delivered solid year-over-year growth across all three segments through the first nine months of 2025, primarily driven by increased project execution activities on certain newer, larger and higher-margin projects, all of which have significant scope of work remaining.

Revenue for the Civil and Specialty Contractors segments for the third quarter of 2025 was up 41% and 124%, respectively, compared to the same quarter last year. The Civil segment's revenue for both the third quarter and first nine months of 2025 were the segment's highest ever for the respective periods, as market demand for construction projects remains strong and the Company continues to capitalize on major bidding opportunities.

Income from construction operations for the third quarter of 2025 was $40.1 million, up significantly compared to a loss from construction operations of $106.8 million for the third quarter of 2024. The increase was principally due to higher-margin contributions related to the increased project execution activities discussed above, as well as the absence of certain net unfavorable adjustments that impacted results for the third quarter of 2024. The Company's income from construction operations for the third quarter of 2025 reflected a $42.2 million ($0.77 per diluted share) increase in share-based compensation expense compared to the third quarter of 2024, primarily due to continued growth in the Company’s stock price, which was up 171% year-to-date through the end of the third quarter of 2025, affecting the fair value of liability-classified awards.

Net income attributable to the Company for the third quarter of 2025 was $3.6 million, or EPS of $0.07, up substantially compared to net loss attributable to the Company of $100.9 million, or a $1.92 diluted loss per share, for the third quarter of 2024. Adjusted net income attributable to the Company, which excludes the impact of share-based compensation expense, net of associated tax benefit, for the third quarter of 2025 was $61.9 million, or $1.15 of Adjusted EPS, compared to Adjusted net loss attributable to the Company, which also excludes the impact of share-based compensation expense, net of associated tax benefit, of $84.5 million, or $1.61 of Adjusted diluted loss per share, for the third quarter of 2024. Please refer to the Non-GAAP Financial Measures section below for further information and a reconciliation of the Company's financial results reported under generally accepted accounting principles in the United States (“GAAP”) to the reported adjusted results.

Record Operating Cash Flow

The Company generated $289.1 million of cash from operating activities in the third quarter of 2025 and $574.4 million in the first nine months of 2025, both of which set new records for each respective period, and both up significantly compared to $22.6 million and $174.0 million for the same periods last year. The Company's operating cash flow for the third quarter of 2025 was the second-highest result of any quarter. The record operating cash flow for the first nine months of 2025 was largely driven by collections from newer and ongoing projects and, to a much lesser extent, from collections related to recent dispute resolutions.

The Company expects strong annual operating cash flows to continue well beyond 2025.

Record Backlog

The Company booked $2.0 billion of new awards and contract adjustments in the third quarter of 2025, demonstrating its ongoing success in capturing significant new project opportunities resulting from a combination of its strategic bidding approach and favorable market dynamics, including limited competition in certain markets for some of the largest, most complex projects. This environment, which is supported by strong public and private customer funding and demand, has allowed the Company to differentiate itself and deliver compelling proposals that align with customers' goals and expectations.

As a result of the strong new awards activity, the Company's backlog grew to a new record of $21.6 billion as of September 30, 2025, up 54% compared to the backlog at the end of the third quarter of 2024. Backlog for the Building and Specialty Contractors segments as of September 30, 2025 also set new records. The most significant new awards and contract adjustments in the third quarter of 2025 included:

•A healthcare facility project in California valued at approximately $1 billion;
•A $182 million military defense project in Guam;
•A $155 million education facility project in California;
•Four mechanical projects in Florida collectively valued at $123 million;
•$53 million of additional funding for a mass-transit project in California; and
•$51 million of additional funding for another healthcare project in California.

The Company expects its backlog will remain strong due in part to certain Building segment projects currently in the preconstruction phase that are anticipated to advance to the construction phase later this year and in 2026 and 2027. Tutor Perini expects to continue bidding selectively on various project opportunities that will drive long-term shareholder value. The Company continues to have significant project bidding opportunities, particularly on the West Coast, in the Midwest, and in the Indo-Pacific region, and remains well positioned to continue winning its share of new projects over the next several years.

Significant Balance Sheet Improvements

Total debt as of September 30, 2025 was $413 million, down 23% compared to $534 million at the end of 2024. As a result of the record operating cash flow in the third quarter and year-to-date in 2025, the Company's cash exceeded its total debt by $283 million as of September 30, 2025, maintaining the Company's balance sheet in a strong net cash position. In addition, the Company's balance of costs and estimated earnings in excess of billings ("CIE") was $848 million as of September 30, 2025, down $95 million, or 10%, compared to the balance at the end of 2024 and at the lowest level it has been since the second quarter of 2017. This reduction in CIE was primarily driven by the resolution and billing of various previously disputed matters.

Management Remarks

"Tutor Perini's third-quarter results were outstanding across all key metrics and demonstrate our continued business momentum and success in delivering solid operating performance, with healthy profit margins in the Civil and Building segments and a return to profitability in the Specialty Contractors segment," said Gary Smalley, Tutor Perini's Chief Executive Officer and President.

"We are benefiting from favorable macroeconomic tailwinds, which are driving strong market demand for construction services across all our segments. We remain focused on capitalizing on a range of attractive bidding opportunities, which resulted in Tutor Perini securing $2 billion of new awards this quarter, increasing our backlog to a new record of $21.6 billion. We continue to expect the long-duration and higher-margin nature of projects in backlog to translate into significantly higher revenue and earnings over the next several years."

"Our record operating cash flow for the first nine months of 2025 is already well in excess of last year's full-year record cash flow, and we expect to continue generating strong cash flow for the rest of this year and beyond. Furthermore, our earnings to date are considerably higher than expected, enabling us to confidently raise our full-year earnings guidance for the third consecutive quarter," added Mr. Smalley.

Outlook and Raising Guidance

Tutor Perini's business has continued to perform extremely well through the first nine months of 2025, and the Company anticipates solid operating performance and financial results over the rest of this year, with significantly higher revenue and earnings still expected in 2026 and 2027 as various newer large projects advance to the construction phase.

Based on the Company's excellent year-to-date results in 2025 and management's increased confidence in its performance trajectory for the remainder of the year, the Company is raising its 2025 Adjusted EPS guidance, with Adjusted EPS now expected in the range of $4.00 to $4.20 (up from $3.65 to $3.95). Based on current projections, the Company continues to expect that Adjusted EPS for 2026 and 2027 will be significantly higher than the upper end of its increased 2025 guidance. The Company's increased guidance continues to factor in a significant amount of contingency for various unknown or unexpected developments in 2025 and beyond.

The Company is no longer providing forward-looking guidance for GAAP EPS or a quantitative reconciliation of Adjusted EPS guidance to GAAP EPS guidance because of the inherent difficulty in forecasting share-based compensation expense, which fluctuates with future share price movements, without unreasonable efforts. Variations in share-based compensation expense could have a material impact on GAAP reported results for the guidance period.

The Company continues to see strong demand for its services, driven by well-funded state, local and federal customers that have numerous large-scale, high-priority infrastructure projects planned over the next several years, as well as by certain commercial customers that continue to advance projects for new or renovated buildings in vibrant end markets, such as healthcare, education, and hospitality and gaming.

Tutor Perini still does not currently anticipate any significant impacts from recently imposed tariffs, the curtailment of federal funding for certain projects, or the recent federal government shutdown, but continues to closely monitor these issues.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. These non-GAAP financial measures are intended to provide additional insights that facilitate the comparison of our past and present performance, and they are among the indicators management uses to assess the Company’s financial performance and to forecast future performance. By including these non-GAAP financial measures, we aim to provide investors and stakeholders a clearer understanding of our operating results and enhance transparency with respect to the key financial metrics used by our management in its financial and operational decision-making.

These non-GAAP financial measures, which exclude share-based compensation expense (as well as the tax benefit associated with the expense), include adjusted net income (loss) attributable to the Company and adjusted earnings (loss) per share. We exclude share-based compensation expense because this expense could result in significant volatility in our reported earnings, driven primarily by fluctuations in the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company’s common stock. By adjusting for share-based compensation, our non-GAAP measures present a supplemental depiction of our operational performance and financial health. This approach allows stakeholders to focus on our core operational efficiency and profitability without the variable impact to earnings caused by significant changes in our stock price. Our non-GAAP measures are intended to offer a consistent basis for evaluating the Company’s performance, which management believes is meaningful to stakeholders.

The non-GAAP financial measures included in this earnings release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis.

Reconciliations of these non-GAAP financial measures are found in the table below:

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share amounts)	2025	2024	2025	2024
Net income (loss) attributable to Tutor Perini Corporation, as reported	$3.6	$(100.9)	$51.6	$(84.3)
Plus: Share-based compensation expense(a)	58.7	16.5	120.7	39.0
Less: Tax benefit provided on share-based compensation expense	(0.4)	(0.1)	(0.9)	(0.5)
Adjusted net income (loss) attributable to Tutor Perini Corporation	$61.9	$(84.5)	$171.4	$(45.8)

Diluted earnings (loss) per common share, as reported	$0.07	$(1.92)	$0.97	$(1.61)
Plus: Share-based compensation expense impact per diluted share	1.09	0.32	2.26	0.75
Less: Tax benefit provided on share-based compensation expense per diluted share	(0.01)	(0.01)	(0.01)	(0.02)
Adjusted diluted earnings (loss) per common share	$1.15	$(1.61)	$3.22	$(0.88)
____________________________________________________________________________________________________
(a)The amount represents share-based compensation expense recorded during the three and nine months ended September 30, 2025 and 2024. This includes expense associated with certain long-term incentive compensation awards that have payouts indexed to the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period have caused and could continue to cause significant fluctuations in the reported expense. The increase in the expense for the three and nine months ended September 30, 2025 as compared to the prior-year periods was driven by the substantial increase in the price of the Company’s stock during the 2025 periods.

Third Quarter 2025 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, November 5, 2025, to discuss the third quarter 2025 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay on the website shortly after the call.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential impacts on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs; economic factors, such as inflation, tariffs, the timing of new awards, or the pace of project execution, which have resulted and may continue to result in losses or lower than anticipated profit; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; possible systems and information technology interruptions and breaches in data security and/or privacy; decreases or delays in the level of federal, state and local government spending for infrastructure and other public projects; an inability to obtain bonding could have a negative impact on our operations and results; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; the impact of inclement weather conditions, disasters and other catastrophic events outside of our control on projects; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; client cancellations of, delays in, or reductions in scope under contracts reported in our backlog, as well as prospective project opportunities, including as a result of government-related mandates; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; increased competition and failure to secure new contracts; risks related to government contracts (including government shutdowns) and related procurement regulations; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; failure to meet our obligations under our debt agreements (especially in a high interest rate environment); downgrades in our credit ratings; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 27, 2025 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Senior Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per common share amounts)	2025	2024	2025	2024
REVENUE	$1,415,360	$1,082,816	$4,035,674	$3,259,273
COST OF OPERATIONS	(1,245,965)	(1,108,644)	(3,535,883)	(3,052,773)
GROSS PROFIT (LOSS)	169,395	(25,828)	499,791	206,500
General and administrative expenses	(129,301)	(80,979)	(317,942)	(224,008)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	40,094	(106,807)	181,849	(17,508)
Other income, net	7,457	4,487	18,349	15,636
Interest expense	(13,549)	(21,223)	(41,489)	(63,614)
INCOME (LOSS) BEFORE INCOME TAXES	34,002	(123,543)	158,709	(65,486)
Income tax (expense) benefit	(15,154)	33,941	(50,026)	19,355
NET INCOME (LOSS)	18,848	(89,602)	108,683	(46,131)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	15,217	11,260	57,080	38,159
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$3,631	$(100,862)	$51,603	$(84,290)
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.07	$(1.92)	$0.98	$(1.61)
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.07	$(1.92)	$0.97	$(1.61)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,743	52,408	52,669	52,276
DILUTED	53,664	52,408	53,290	52,276

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Three Months Ended September 30, 2025
Total revenue	$832,966	$437,933	$226,462	$1,497,361	$—	$1,497,361
Elimination of intersegment revenue	(62,732)	(19,269)	—	(82,001)	—	(82,001)
Revenue from external customers	$770,234	$418,664	$226,462	$1,415,360	$—	$1,415,360
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$649,094	$391,601	$205,270	$1,245,965	$—	$1,245,965
General and administrative expenses	21,988	12,620	15,020	49,628	79,673	129,301
Income (loss) from construction operations	$99,152	$14,443	$6,172	$119,767	$(79,673)	$40,094
Capital expenditures	$45,982	$12	$1,728	$47,722	$1,229	$48,951
Depreciation and amortization(a)	$10,724	$540	$624	$11,888	$324	$12,212

Three Months Ended September 30, 2024
Total revenue	$569,080	$457,141	$101,206	$1,127,427	$—	$1,127,427
Elimination of intersegment revenue	(23,185)	(21,426)	—	(44,611)	—	(44,611)
Revenue from external customers	$545,895	$435,715	$101,206	$1,082,816	$—	$1,082,816
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$536,854	$427,804	$143,078	$1,107,736	$908	$1,108,644
General and administrative expenses	21,586	11,806	15,039	48,431	32,548	80,979
Loss from construction operations	$(12,545)	$(3,895)	$(56,911)	$(73,351)	$(33,456)	$(106,807)
Capital expenditures	$4,237	$238	$53	$4,528	$2,386	$6,914
Depreciation and amortization(a)	$10,718	$579	$569	$11,866	$1,644	$13,510
____________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Nine Months Ended September 30, 2025
Total revenue	$2,262,584	$1,412,292	$580,682	$4,255,558	$—	$4,255,558
Elimination of intersegment revenue	(148,122)	(71,762)	—	(219,884)	—	(219,884)
Revenue from external customers	$2,114,462	$1,340,530	$580,682	$4,035,674	$—	$4,035,674
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$1,727,984	$1,254,481	$553,383	$3,535,848	$35	$3,535,883
General and administrative expenses	67,611	38,697	46,254	152,562	165,380	317,942
Income (loss) from construction operations	$318,867	$47,352	$(18,955)	$347,264	$(165,415)	$181,849
Capital expenditures	$97,390	$1,550	$3,828	$102,768	$3,123	$105,891
Depreciation and amortization(a)	$32,492	$1,610	$1,899	$36,001	$1,686	$37,687

Nine Months Ended September 30, 2024
Total revenue	$1,649,421	$1,313,114	$429,152	$3,391,687	$—	$3,391,687
Elimination of intersegment revenue	(84,873)	(47,591)	50	(132,414)	—	(132,414)
Revenue from external customers	$1,564,548	$1,265,523	$429,202	$3,259,273	$—	$3,259,273
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$1,368,736	$1,214,734	$467,645	$3,051,115	$1,658	$3,052,773
General and administrative expenses	62,027	33,517	44,626	140,170	83,838	224,008
Income (loss) from construction operations	$133,785	$17,272	$(83,069)	$67,988	$(85,496)	$(17,508)
Capital expenditures	$21,847	$523	$326	$22,696	$5,570	$28,266
Depreciation and amortization(a)	$31,699	$1,749	$1,741	$35,189	$5,909	$41,098
____________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of September 30, 2025	As of December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($390,374 and $131,738 related to variable interest entities (“VIEs”))	$695,732	$455,084
Restricted cash	62,352	9,104
Restricted investments	173,435	139,986
Accounts receivable ($167,189 and $51,953 related to VIEs)	1,299,908	986,893
Retention receivable ($211,090 and $171,704 related to VIEs)	661,907	560,163
Costs and estimated earnings in excess of billings ($106,182 and $95,219 related to VIEs)	847,778	942,522
Other current assets ($159,065 and $24,954 related to VIEs)	431,209	192,915
Total current assets	4,172,321	3,286,667
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $567,677 and $566,308 (net P&E of $23,770 and $19,876 related to VIEs)	491,035	422,988
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	64,391	66,069
DEFERRED INCOME TAXES	102,808	143,289
OTHER ASSETS	129,556	118,554
TOTAL ASSETS	$5,165,254	$4,242,710

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$20,068	$24,113
Accounts payable ($72,177 and $22,845 related to VIEs)	647,050	631,468
Retention payable ($25,171 and $19,744 related to VIEs)	258,856	240,971
Billings in excess of costs and estimated earnings ($595,834 and $326,561 related to VIEs)	1,904,637	1,216,623
Accrued expenses and other current liabilities ($45,343 and $16,391 related to VIEs)	377,731	219,525
Total current liabilities	3,208,342	2,332,700
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $19,032 and $21,977	393,015	510,025
OTHER LONG-TERM LIABILITIES	310,484	241,379
TOTAL LIABILITIES	3,911,841	3,084,104
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 52,743,248 and 52,485,719 shares	52,743	52,486
Additional paid-in capital	1,147,797	1,146,800
Retained earnings (deficit)	21,028	(30,575)
Accumulated other comprehensive loss	(29,938)	(33,988)
Total stockholders' equity	1,191,630	1,134,723
Noncontrolling interests	61,783	23,883
TOTAL EQUITY	1,253,413	1,158,606
TOTAL LIABILITIES AND EQUITY	$5,165,254	$4,242,710

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$108,683	$(46,131)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36,009	39,421
Amortization of intangible assets	1,678	1,677
Share-based compensation expense	120,676	38,961
Change in debt discounts and deferred debt issuance costs	3,364	5,887
Deferred income taxes	39,268	(39,396)
(Gain) loss on sale of property and equipment	(3,783)	555
Changes in other components of working capital	263,469	172,298
Other long-term liabilities	2,189	4,376
Other, net	2,843	(3,678)
NET CASH PROVIDED BY OPERATING ACTIVITIES	574,396	173,970

Cash Flows from Investing Activities:
Acquisition of property and equipment	(105,891)	(28,266)
Proceeds from sale of property and equipment	5,133	2,941
Investments in securities	(56,299)	(25,783)
Proceeds from maturities and sales of investments in securities	26,109	23,812
NET CASH USED IN INVESTING ACTIVITIES	(130,948)	(27,296)

Cash Flows from Financing Activities:
Proceeds from debt	188,215	642,833
Repayment of debt	(312,215)	(842,127)
Cash payments related to share-based compensation	(5,152)	(3,257)
Distributions paid to noncontrolling interests	(27,900)	(12,400)
Contributions from noncontrolling interests	7,500	87
Debt issuance, extinguishment and modification costs	—	(25,093)
NET CASH USED IN FINANCING ACTIVITIES	(149,552)	(239,957)

Net increase (decrease) in cash, cash equivalents and restricted cash	293,896	(93,283)
Cash, cash equivalents and restricted cash at beginning of period	464,188	394,680
Cash, cash equivalents and restricted cash at end of period	$758,084	$301,397

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at June 30, 2025	New Awards in the Three Months Ended September 30, 2025(a)	Revenue Recognized in the Three Months Ended September 30, 2025	Backlog at September 30, 2025
Civil	$11,167.3	$112.0	$(770.3)	$10,509.0
Building	6,911.1	1,396.2	(418.6)	7,888.7
Specialty Contractors	3,004.9	464.7	(226.5)	3,243.1
Total	$21,083.3	$1,972.9	$(1,415.4)	$21,640.8

(in millions)	Backlog at December 31, 2024	New Awards in the Nine Months Ended September 30, 2025(a)	Revenue Recognized in the Nine Months Ended September 30, 2025	Backlog at September 30, 2025
Civil	$8,835.6	$3,787.9	$(2,114.5)	$10,509.0
Building	7,026.9	2,202.3	(1,340.5)	7,888.7
Specialty Contractors	2,811.4	1,012.4	(580.7)	3,243.1
Total	$18,673.9	$7,002.6	$(4,035.7)	$21,640.8
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(a)New awards consist of the original contract price of projects added to backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.